Exhibit 99.2

GROUP AGREEMENT

WHEREAS, certain of the undersigned are shareholders, direct or beneficial, of Bed Bath & Beyond Inc., a New York corporation (the “Company”);

WHEREAS, Legion Partners Holdings, LLC, Legion Partners, L.P. I, Legion Partners, L.P. II, Legion Partners Special Opportunities, L.P. XII, Legion Partners, LLC, Legion Partners Asset Management, LLC, Christopher S. Kiper and Raymond White (collectively, “Legion Partners”), Macellum Home Fund, LP, Macellum Management, LP, Macellum Advisors GP, LLC, and Jonathan Duskin (collectively, “Macellum”), Ancora Catalyst Institutional, LP, Ancora Catalyst, LP, Merlin Partners Institutional, LP, Ancora Merlin, LP, (collectively, the “Ancora Funds”), Ancora Advisors, LLC and Frederick DiSanto (together with the Ancora Funds, “Ancora” and, together with Legion Partners, and Macellum, the “Group”), wish to form the Group for the purpose of working together to enhance shareholder value at the Company, including seeking representation on the Board of Directors of the Company (the “Board”) at the 2019 annual meeting of shareholders of the Company (including any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “Annual Meeting”) and for the purpose of taking all other action necessary to achieve the foregoing.

NOW, IT IS AGREED, this 20th day of March 2019 by the parties hereto:

1. To the extent required by applicable law, in accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each member of the Group agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company. Each member of the Group shall be responsible for the accuracy and completeness of his or its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.

2. So long as this Group Agreement (the “Agreement”) is in effect, each of the undersigned shall (i) provide written notice to Olshan Frome Wolosky LLP (“Olshan”) and David Katz of Legion Partners, such notice to be given no later than 24 hours after each such transaction, of any of their purchases of securities of the Company; and (ii) not sell or hedge any securities of the Company without the prior written consent of the other parties.

3. Each of the undersigned agrees to form the Group for the purpose of working together to enhance shareholder value at the Company, including (i) soliciting proxies for the election of the persons to be nominated by the Group to the Board at the Annual Meeting, (ii) taking such other actions as the parties deem advisable, and (iii) taking all other action necessary or advisable to achieve the foregoing. Legion Partners, Macellum and Ancora shall mutually agree upon the person(s) to be nominated by the Group.

4. Each of the undersigned agrees that all out-of-pocket costs and expenses (including fees of outside legal counsel and obligations under any written indemnification agreements between Legion Partners, Macellum and the Ancora Funds, on the one hand, and individuals nominated by the Group to the Board, on the other hand) incurred in connection with the Group’s activities set forth in Section 3 beginning with the activities of Legion Partners, Macellum and Ancora directly relating to their initial formation of the Group, including the preparation of this Agreement and any future SEC filings, and so long as this Agreement is in effect (the “Expenses”) must be pre-approved by a representative of each of Legion Partners, Macellum and the Ancora Funds, which approval shall not be unreasonably withheld. Each of Legion Partners, Macellum and the Ancora Funds, agrees to be responsible for, and pay directly all such pre-approved Expenses on a pro rata basis based on the number of shares of Common Stock (or share equivalents in the case of long call options) of the Company directly or indirectly beneficially owned by each of Legion Partners, Macellum and the Ancora Funds, respectively (calculated as of the date hereof and as of the first of each month hereafter). Each of Legion Partners, Macellum and the Ancora Funds, hereby approve all reasonable Expenses incurred to date by such parties. Any reimbursement from the Company regarding the Expenses paid pursuant to this Section 4 shall be split by Legion Partners, Macellum and the Ancora Funds in proportion to the Expenses paid pursuant to this Section 4.

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5. Each of the undersigned agrees that any SEC filing, press release, public shareholder communication or Company communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities set forth in Section 3 shall be mutually agreeable among the parties; provided that notwithstanding anything set forth in this Agreement to the contrary, each of Legion Partners and Macellum, shall be permitted to make decisions on behalf of the Group when there are time constraints or the parties cannot reach agreement on any decision to be made, action to be taken or statement to be made in connection with the Group’s activities in a timely manner. The parties hereto hereby agree to work in good faith to resolve any disagreement that may arise between or among any of the members of the Group concerning decisions to be made, actions to be taken or statements to be made in connection with the Group’s activities.

6. The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Except as provided in Section 2, nothing herein shall restrict any party’s right to purchase or sell securities of the Company, as he/it deems appropriate, in his/its sole discretion, provided that all such transactions are made in compliance with all applicable securities laws.

7. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

8. Any legal action or proceeding arising out of the provisions of this Agreement or the parties’ investment in the Company shall be brought and determined in the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York.

9. The parties’ rights and obligations under this Agreement (other than the rights and obligations set forth in Section 4 (solely with respect to Expenses incurred prior to the termination of the Agreement) and Section 8 which shall survive any termination of this Agreement) shall terminate immediately after the conclusion of the activities set forth in Section 3 or as otherwise agreed to by the parties. Notwithstanding the foregoing, at any time prior to the filing by the Group of an initial Schedule 13D, any party hereto may terminate his/its obligations under this Agreement on 24 hours’ written notice to all other parties, with a copy by fax to Steve Wolosky and Elizabeth Gonzalez-Sussman at Olshan Frome Wolosky LLP (“Olshan”), Fax No. (212) 451-2222.

10. Each party acknowledges that Olshan shall act as counsel for the Group and each of Legion Partners, Ancora and Macellum relating to their investment in the Company.

11. The terms and provisions of this Agreement may not be modified, waived or amended without the written consent of each of the parties hereto.

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12. To the extent required by applicable law, each of the undersigned parties hereby agrees that this Agreement shall be filed as an exhibit to a Schedule 13D pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

Legion Partners, L.P. I

By:	Legion Partners Asset Management, LLC
Investment Advisor

By:	/s/ Christopher S. Kiper
	Name:	Christopher S. Kiper
	Title:	Managing Director

Legion Partners, L.P. II

By:	Legion Partners Asset Management, LLC Investment Advisor

By:	/s/ Christopher S. Kiper
	Name:	Christopher S. Kiper
	Title:	Managing Director

Legion Partners Special Opportunities, L.P. XII

By:	Legion Partners Asset Management, LLC Investment Advisor

By:	/s/ Christopher S. Kiper
	Name:	Christopher S. Kiper
	Title:	Managing Director

Legion Partners, LLC

By:	Legion Partners Holdings, LLC Managing Member

By:	/s/ Christopher S. Kiper
	Name:	Christopher S. Kiper
	Title:	Managing Member

Legion Partners Asset Management, LLC

By:	/s/ Christopher S. Kiper
	Name:	Christopher S. Kiper
	Title:	Managing Director

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Legion Partners Holdings, LLC

By:	/s/ Christopher S. Kiper
	Name:	Christopher S. Kiper
	Title:	Managing Member

/s/ Christopher S. Kiper
Christopher S. Kiper

/s/ Raymond White
Raymond White

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Ancora Catalyst Institutional, LP

By:	Ancora Advisors, LLC General Partner

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

Ancora Catalyst, LP

By:	Ancora Advisors, LLC General Partner

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

Merlin Partners Institutional, LP

By:	Ancora Advisors, LLC General Partner

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

Ancora Merlin, LP

By:	Ancora Advisors, LLC General Partner

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

Ancora Advisors, LLC

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

/s/ Frederick DiSanto
Frederick DiSanto

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Macellum Home Fund, LP

By:	Macellum Advisors GP, LLC its general partner

By:	/s/ Jonathan Duskin
	Name:	Jonathan Duskin
	Title:	Sole Member

Macellum Management, LP

By:	Macellum Advisors GP, LLC its general partner

By:	/s/ Jonathan Duskin
	Name:	Jonathan Duskin
	Title:	Sole Member

Macellum Advisors GP, LLC

By:	/s/ Jonathan Duskin
	Name:	Jonathan Duskin
	Title:	Sole Member

/s/ Jonathan Duskin
Jonathan Duskin

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